UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 28, 2022

VIEWBIX INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

11 Derech Menachem Begin Street, Ramat Gan,	5268104
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 9-774-1505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2022 Mr. Amihay Hadad, the Company’s currently serving chief executive officer and chief financial officer, tendered his resignation from his position as chief financial officer, effective June 28, 2022. Mr. Hadad’s resignation as chief financial officer was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Hadad will continue to serve the Company as a member of the Company’s board of directors (the “Board”) and as its chief executive officer.

On June 28, 2022, Mr. Shahar Marom was appointed by the Company’s Board to serve as the Company’s chief financial officer, effective July 1, 2022. The biographical information for Mr. Marom appears below:

Shahar Marom, age 43, will serve as the chief financial officer of the Company from July 1, 2022. Mr. Shahar Marom previously served as the Director of Finance of Raft Technologies Ltd. from 2018 to 2022, and held several financial positions at Supercom Ltd. (NASDAQ: SPCB) from 2013 to 2017. Mr. Marom is a certified public accountant and holds a B.A. in economics and accounting from the Tel Aviv University, Israel.

The selection of Mr. Shahar Marom as chief financial officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Shahar Marom and any director or other executive officer of the Company. There are no related party transactions between the Company and Mr. Shahar Marom reportable under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Marom as the Company’s chief financial officer, the Company entered into an employment agreement with Mr. Marom that provides for the terms and conditions of his employment as the Company’s chief financial officer (the “Employment Agreement”). The Employment agreement provides for an initial monthly base salary of NIS 35,000. The Employment Agreement also provides that Mr. Marom is entitled to receive an equity grant, as will determined and will approved by the Board. Additionally, the Company agreed to pay Mr. Marom both (i) an annual target bonus of up two monthly salaries pursuant to certain pre-determined EBIDTA objectives as set forth in the Employment Agreement; and (ii) an annual discretionary bonus of up to two monthly salaries, at the discretion of the chief executive officer and Board. In accordance with the terms of Mr. Marom’s Employment Agreement, he will also receive additional benefits customary for an executive officer of his experience and for companies of similar stature and standing to that of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: June 28, 2022